Exhibit 99.A (III)

NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF SHARES OF COMMON STOCK OF
THE INDIA FUND, INC.

This form, or one substantially equivalent hereto, must be used to accept the Repurchase Offer (as defined below) if stockholders’ certificates for shares of common stock, par value $0.001 per share (the “Shares”) of The India Fund, Inc. (the “Fund”), are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 5:00 p.m., New York City time, March 17, 2006 (the “Repurchase Request Deadline”). The Fund has established a record date of February 17, 2006, for identifying stockholders eligible to receive Repurchase Offer materials. Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary, and must be received by the Depositary on or before the Repurchase Request Deadline. See Section 5, “Procedure for Tendering Shares,” of the Offer to Purchase.

The Depositary:

PFPC INC.

Facsimile Copy Number: 781-380-3388

Confirm by Telephone: 781-843-1833, Ext. 200

For Account Information Call:

Georgeson Shareholder Communications Inc.

Toll Free: 1-866-297-1264
By First Class Mail:	By Registered, Certified or Express Mail or Overnight Courier:

PFPC Inc. c/o Computershare Attn: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	PFPC Inc. c/o Computershare Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED
ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to The India Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Repurchase, dated February 24, 2006 and the related Letter of Transmittal (which together constitute the “Repurchase Offer”), receipt of which is hereby acknowledged, the number of Shares set forth on the reverse side pursuant to the guaranteed delivery procedures set forth in Section 5, “Procedure for Tendering Shares,” of the Offer to Repurchase.

Back to Contents

Number of Shares Tendered:

Certificate Nos. (if available):

If Shares will be tendered by book-entry transfer, check box:

❑ The Depository Trust Company

Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number:

Taxpayer Identification (Social Security) Number:

The undersigned also tenders all uncertificated Shares that may be held in the name of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s dividend reinvestment plan:

Yes No
(Note: If neither of these boxes is checked, any such uncertificated Shares will not be tendered.)

Dated: , 2006

Signature(s)

Back to Contents

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender shares pursuant to the procedures for book-entry transfer) into the Depositary’s account at The Depositary Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and (ii) other required documents, within three business days after the Repurchase Request Deadline of the Repurchase Offer, and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

Name of Firm:

(Authorized Signature)

Address:			Name:

(Please Print)

Title:

City	State	ZipCode

Area Code and Tel. No.			Dated:	, 2006

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.